Recording Requested by and Recorded
Counterparts Should be Returned to:             EXHIBIT  4.8

Latham & Watkins
701 "B" Street, Suite 2100
San Diego, CA 92101-1918
Attention: Bruce Shepherd, Esq.

                                 FIRST AMENDMENT
                TO DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES
                             AND SECURITY AGREEMENT

                                     MADE BY

                          VENETIAN CASINO RESORT, LLC,
                       a Nevada limited liability company,
                                       and
                             LAS VEGAS SANDS, INC.,
                              a Nevada corporation,

                              jointly and severally
                                   as Trustor,

                                       to

                          LAWYERS TITLE OF NEVADA, INC.
                              a Nevada corporation,
                                   as Trustee,

                               for the benefit of

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                      (previously known as First Trust National Association),
                        in its capacity as Mortgage Notes Indenture Trustee,
                                 as Beneficiary

                         Dated as of September 14, 1998



*******************************************************************************



THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OF CLARK COUNTY, NEVADA UNDER THE NAMES OF VENETIAN CASINO RESORT, LLC AND LAS VEGAS SANDS, INC. AS "DEBTOR" AND FIRST TRUST NATIONAL ASSOCIATION AS SECURED PARTY.

        THIS FIRST AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT ("Amendment") is made and effective as of September 14, 1998, by VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR"), and LAS VEGAS SANDS, INC., a Nevada corporation, ("LVSI" and jointly and severally with VCR together with all successors and assigns of the Trust estate (as herein defined), "Trustor") whose address is 3355 Las Vegas Boulevard South, Room IC, Las Vegas, Nevada 89109, to LAWYERS TITLE OF NEVADA, INC., a Nevada corporation, whose address is 1050 East Flamingo Road, Suite 150, Las Vegas, Nevada 89119, as Trustee ("Trustee"), for the benefit of U.S. BANK TRUST NATIONAL ASSOCIATION, (previously known as First Trust National Association) ("Beneficiary"), in its capacity as the Mortgage Notes Indenture Trustee under that certain Indenture, dated of even date herewith, among Trustor, Beneficiary and the other parties signatory thereto (as the same may be amended or modified from time to time, the "Mortgage Notes Indenture") and pertaining to the 12.25% Mortgage Notes 2004 issued by Trustor in the aggregate principal amount of $425,000,000.

                                             WITNESSETH:

        WHEREAS, Trustor, Trustee and Beneficiary entered into that certain Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated as of November 14, 1997, and recorded in the Office of the County Recorder, Clark County, Nevada, on November 21, 1997, in Book 971121 as Document Number 00741 (the "Deed of Trust");

        WHEREAS, Trustor and Beneficiary are parties (with others) to the Funding Agents' Disbursement and Administration Agreement, dated as of November 14, 1997 (the "Disbursement Agreement") (which provides, among other things, for the release of the Mall Parcel (as hereinafter defined) from the Collateral encumbered by the Deed of Trust upon satisfaction of certain conditions set forth in Section 5.16(b) of the Disbursement Agreement);

      WHEREAS, as more fully set forth below, Trustor represents and warrants that:

               (a) Trustor has "created" the Mall Parcel as a separate legal parcel by, among other things, recording in accordance with all applicable laws that certain Final Map of the Venetian Commercial Subdivision identified as Map No. 50845 in the Clark County, Nevada Recorder's Office and recorded in Book 85, Page 20 of Plats Official Records Book No.
        980708 (the "New Mall Map");

               (b) The real property identified on the New Mall Map as Unit 1 of Lot 1 contains precisely and exactly the same real property and boundaries as the real property described in Parcel I of Exhibit A-2 to the Bank Leasehold Deed of Trust, other than changes to said boundaries permitted under Article I, Section 3 of the Cooperation Agreement;

               (c) The real property identified on the Venetian Casino Resort Record of Survey, a portion of the Venetian Commercial Subdivision Plats, Book 85, Page 20 recorded in the Clark County, Nevada Recorder's Office in File 96, Page 37 of surveys Official Records Book No. 980708 as Lot 3 of the Venetian Commercial Subdivision Plats Book 85, Page 20 contains precisely and exactly the same property and boundaries as the real property described in Parcel II of Exhibit A-2 to the Bank Leasehold Deed of Trust, other than changes to said boundaries permitted under Article I, Section 3 of the Cooperation Agreement;

               (d) Venetian has conveyed to Trustor fee title to the Mall
        Parcel;

               (e) The Mall Parcel has been reconveyed from the collateral encumbered by each of the Deed of Trust, the Bank Fee Deed of Trust and the Interim Mall Space Fee Deed of Trust, and the Interim Mall Space Fee Deed of Trust has been terminated; and

               (f) All conditions to the actions contemplated by Section 5.16(b) of the Disbursement Agreement have been satisfied;

        WHEREAS, pursuant to Section 5.16(b) of the Disbursement Agreement, Trustor, Trustee and Beneficiary desire to amend the Deed of Trust in accordance with the terms of this Amendment to reflect the release from the collateral encumbered thereby of part of the Land as more particularly described in Exhibit A attached hereto and incorporated herein by this reference ('Mall Parcel") and to replace Exhibit A attached to the Deed of Trust with Exhibit B attached to this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, each in hand paid by the other, the parties hereto agree as follows:

       1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Deed of Trust or in the Disbursement Agreement.

       2. EFFECTIVE DATE. This Amendment shall have no force or effect until the date (the "Effective Date") upon which the Documents as set forth in Exhibit C attached hereto are recorded in the Clark County, Nevada Recorder's Office.

       3. TRUSTOR'S REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Trustee and Beneficiary that all of the statements set forth in the third WHEREAS clause to this Amendment are true and correct.

       4. AMENDMENT. The legal description attached to the Deed of Trust as Exhibit A and made a part thereof shall, effective as of the Effective Date, be replaced with the legal description attached to this Amendment as Exhibit B and, from and after the Effective Date, Exhibit B attached to this Amendment shall be deemed to be Exhibit A of the Deed of Trust and shall be deemed to be incorporated therein as if attached thereto.

       5. CONSENT . In reliance on Trustor's representations and warranties made in Section 3 hereof, Beneficiary hereby consents to the termination of the Mall Lease, the release of the Mall Lease from the Trust Estate, and to the amendments to the Deed of Trust as set forth in this Amendment.

       6. SUBORDINATION. The "Subordination Provision" of Section 2.3 of the Deed of Trust is expressly reaffirmed as continuously valid as of the date hereof.

       7. REAFFIRMATION OF TERMS. As amended hereby, effective as of the Effective Date, all of the terms and provisions of the Deed of Trust are hereby reaffirmed and shall remain in full force and effect.

       8. ENTIRE AGREEMENT. This Amendment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor, Beneficiary, or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

       9. NOTICES. All notices or other written communications hereunder shall be given in accordance with the terms of the Deed of Trust.

       10. CHOICE OF LAW. The provisions of this Amendment are subject to the "Governing Law" provisions of Section 6.9 of the Deed of Trust which are incorporated herein by reference as if set forth in full.

       11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns forever.

       12. INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Amendment is held to be invalid, illegal or unenforceable in any respect, this Amendment shall be construed without such provision.

       13. HEADINGS. ETC, The headings and captions of various Sections of this Amendment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

       14. DUPLICATE ORIGINALS: COUNTERPARTS. This Amendment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Amendment may be executed in several counterparts, all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, Trustor, Trustee and Beneficiary have executed this Amendment as of the day and year first written above.

                            TRUSTOR:

                            VENETIAN CASINO RESORT, LLC,
                            a Nevada limited liability company

                            By:    Las Vegas Sands, Inc., as managing member
                            By:    /S/ William P. Weidner
                            Its:   President

                            LAS VEGAS SANDS, INC.,
                            a Nevada corporation

                            By:    /S/ David Friedman
                            Its:   Secretary

                            TRUSTEE:
                            LAWYERS TITLE OF NEVADA, INC.,
                            a Nevada corporation

                            By:    /S/ Brien Pidgeon
                            Its:   President

                            BENEFICIARY:
                            U.S. BANK TRUST NATIONAL ASSOCIATION

                            By:    /S/ R. Prokosch
                            Its:   Assistant Vice President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

        (1)     RETAIL SPACE ANNEX.

A PARCEL OF LAND SITUATE IN THE WEST HALF (W 1/2) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING A PORTION OF VENETIAN COMMERCIAL SUBDIVISION AS SHOWN ON THE FINAL MAP OF THE VENETIAN COMMERCIAL SUBDIVISION IN PLATS BOOK 85 PAGE 20, CLARK COUNTY OFFICIAL RECORDS, ALSO BEING LOT THREE (3) AS SHOWN ON RECORD OF SURVEY FILE 96 PAGE 37, CLARK COUNTY OFFICIAL RECORDS.

        (2)         RETAIL SPACE.

 A PARCEL OF LAND SITUATE IN THE WEST HALF (W 1/2) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING A PORTION OF VENETIAN COMMERCIAL SUBDIVISION AND SHOWN AS UNIT 1 ON THE FINAL MAP OF THE VENETIAN COMMERCIAL SUBDIVISION IN PLAT BOOK 85 PAGE 20, CLARK COUNTY OFFICIAL RECORDS.

                                    EXHIBIT B
ENCUMBERED PROPERTY

I. PARCEL OF LAND SITUATE IN THE WEST HALF (W 1/2) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING A PORTION OF VENETIAN COMMERCIAL SUBDIVISION AS SHOWN ON THE FINAL MAP OF THE VENETIAN COMMERCIAL SUBDIVISION IN PLATS BOOK 85 PAGE 20, CLARK COUNTY OFFICIAL RECORDS, ALSO BEING LOTS ONE (1) AND TWO (2) AS SHOWN ON RECORD OF SURVEY FILE 96 PAGE 37, CLARK COUNTY OFFICIAL RECORDS.

 II. EASEMENTS AS PROVIDED FOR AND DESCRIBED IN THAT CERTAIN "RECIPROCAL EASEMENT, USE AND OPERATING AGREEMENT" RECORDED JULY 3,1997 IN BOOK 970703 AS DOCUMENT NO. 0 1506, AND RE-RECORDED ON JULY 28,1997 IN BOOK 970728 AS DOCUMENT NO. 00576, AND AS AMENDED AND RE-STATED BY THAT CERTAIN "AMENDED AND RE-STATED RECIPROCAL EASEMENT, USE AND OPERATING AGREEMENT" RECORDED: NOVEMBER 21, 1997, IN BOOK 971121 AS DOCUMENT NO. 00731 AND RE-RECORDED FEBRUARY 4,1998 IN BOOK 980204 AS DOCUMENT NO. 00385 OF OFFICIAL RECORDS.

                                    EXHIBIT C

                                    DOCUMENTS

       The following documents ("Documents") must be recorded in the Clark County, Nevada Recorder's Office on the Effective Date, all dated September I 4, 1998 unless provided otherwise:

1.  Grant, Bargain, Sale Deed from VCR to GCCLLC;
2.  Lease Termination Statement regarding Mall I Airspace / Ground Lease;
3.  Full Reconveyance of Interim Mall Space Fee Deed of Trust;
4.  First Amendment to Bank Fee Deed of Trust;
5.  This Amendment;
6.  First Amendment to Interim Mall Leasehold Deed of Trust;
7.  First Amendment to Bank Leasehold Deed of Trust;
8.  First Amendment to Mortgage Notes Indenture Leasehold Deed of Trust;
9.  Partial Reconveyance of Bank Fee Deed of Trust;
10. Partial Reconveyance of Mortgage Notes Indenture Fee Deed of Trust.